UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2018

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

On January 4, 2018, Verastem, Inc. (the “Company”) entered into the First Amendment to Loan and Security Agreement (the “First Amendment”) by and among the Company, the Lender (as defined therein) and Hercules Capital, Inc. (“Hercules”). The First Amendment amends that certain Loan and Security Agreement, dated as of March 21, 2017 (the “Original Loan Agreement”, and as amended by the First Amendment, the “Loan Agreement”), by and among the Company, the Lender (as defined therein) and Hercules. Under the Original Loan Agreement, the Company could borrow up to $25.0 million, and the First Amendment increased this limit to $50.0 million.  Because the Company had already borrowed $15.0 million prior to entering into the First Amendment, the Company now has $35.0 million of borrowing capacity remaining under the Loan Agreement. The remaining $35.0 million of borrowing capacity may be drawn in minimum increments of $5.0 million in multiple tranches comprised of (i) term loans (each a “Term E Loan Advance”) in an aggregate principal amount of up to $10.0 million and (ii) subject to Hercules’ sole discretion, term loans (each a “Term F Loan Advance”) in an aggregate principal amount of up to $25.0 million.  The Loan Agreement (x) permits the Company to draw Term E Loan Advances subject to (i) the U.S. Food and Drug Administration accepting on or prior to September 30, 2018 the Company’s new drug application for duvelisib and (ii) delivery to Hercules of the Company’s financial and business projections in form and substance reasonably acceptable to Hercules and (y) permits the Company to draw Term F Loan Advances subject to the prior drawing of all other tranches and Hercules’ sole discretion.  If drawn, the additional tranches shall bear interest and have the same maturity as all other loans outstanding under the Loan Agreement.

The foregoing description of the principal terms of the First Amendment is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  Additional details regarding the Loan Agreement are contained in the Company’s Annual Report on Form 10-K (the “10-K”) and the Company’s subsequent Quarterly Reports on Form 10-Q (the “10-Qs”) and are incorporated herein by reference. The descriptions of the Loan Agreement contained in the 10-K, the 10-Qs and herein are qualified in their entirety by reference to the complete text of the Loan Agreement, including the exhibits thereto, a copy of which is filed as Exhibit 10.26 to the 10-K filed with the U.S. Securities and Exchange Commission on March 23, 2017.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above relating to the First Amendment is incorporated by reference into this Item 2.03.

Item 7.01                   Regulation FD Disclosure

On January 4, 2018, the Company issued a press release announcing that it entered into the First Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.                Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
10.1	First Amendment to Loan and Security Agreement dated as of January 4, 2018, by and among Verastem, Inc., the Lender (as defined therein) and Hercules Capital, Inc.
99.1	Press Release of Verastem, Inc., dated January 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: January 4, 2018	By:	/s/ Julie B. Feder
Julie B. Feder
Chief Financial Officer